        AMENDED AND RESTATED GENERAL SECURITY AGREEMENT


          This AMENDED AND RESTATED GENERAL SECURITY AGREEMENT (the "Agreement"), dated as of May __, 1997, made by WELLS ALUMINUM CORPORATION, a Maryland corporation having an office at 809 Gleneagles Court, Suite 300, Towson, Maryland 21286 ("Pledgor"), in favor of CREDIT AGRICOLE INDOSUEZ (successor to Banque Indosuez), having an office at 1211 Avenue of the Americas, 7th Floor, New York, New York 10036, as pledgee, assignee and secured party, in its capacity as collateral agent (in such capacities and together with any successors in such capacity, "Collateral Agent") for the lending institutions (the "Banks") under the Credit Agreement (as hereinafter defined).


                       R E C I T A L S :
                       - - - - - - - -

          A. Pursuant to a certain credit agreement, dated as of December 21, 1994 (as amended prior to the date hereof, the "Original Credit Agreement"), by and among Pledgor, the Banks and Banque Indosuez, New York Branch, as Agent for the Banks, the Banks agreed (i) to make to or for the account of Pledgor certain Term Loans up to an aggregate principal amount of $40,000,000 and certain Revolving Loans up to an aggregate principal amount of $22,000,000 and
(ii) to issue certain Letters of Credit for the account of Pledgor.

          B. To secure its obligations under the Original Credit Agreement, Pledgor entered into a certain general security agreement, dated as of December 21, 1994 (as amended prior to the date hereof, the "Original General Security Agreement"), in favor of Banque Indosuez, New York Branch, as Collateral Agent for its benefit and the benefit of the Banks.

          C. The parties to the Original Credit Agreement are amending and restating the Original Credit Agreement pursuant to a certain amended and restated credit agreement, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Amended and Restated Credit Agreement"; unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Amended and Restated Credit Agreement), pursuant to which Pledgor and the Banks have agreed to the repayment and

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                                      -2-

termination of the Term Loans under the Original Credit Agreement and the reduction in the Total Revolving Loan Commitment to $15,000,000.

            D. Contemporaneously with the execution and delivery of the Amended and Restated Credit Agreement, the parties to the Original General Security Agreement desire to amend and restate that agreement to reflect the termination and reduction of loans under the Amended and Restated Credit Agreement and the release of certain of the Pledged Collateral under the Original General Security Agreement.

            E. Pledgor is the legal and beneficial owner of the Pledged Collateral (as hereinafter defined).

            F. It is a condition to the obligations of the Banks to make the Loans under the Amended and Restated Credit Agreement and a condition to any Bank issuing Letters of Credit under the Amended and Restated Credit Agreement that Pledgor execute and deliver this Agreement.

            G. This Agreement is given by Pledgor in favor of Collateral Agent for its benefit and the benefit of the Banks and the Agent (collectively, the "Secured Parties") to secure the payment and performance of all of the Secured Obligations (as defined in Section 2).


                              A G R E E M E N T :
                              - - - - - - - - -

            NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Collateral Agent hereby agree as follows:

             Section 1. Pledge. As collateral security for the payment and performance when due of all the Secured Obligations, Pledgor hereby pledges, assigns, transfers and grants to Collateral Agent for its benefit and the benefit of the Secured Parties, a continuing first priority security interest (except as set forth in Schedule A hereto) in and to all of the right, title and interest of Pledgor in, to and under the following (collectively, the "Pledged Collateral"):

             (a)  each and every Receivable (as herein-
      after defined) now existing or hereafter arising from time to time;



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                                      -3-

             (b)  all Inventory (as hereinafter defined)
      now existing or hereafter acquired from time to time;

             (c) all books, records, ledgers, printouts, file materials and other papers containing information relating to Inventory or Receivables and any account debtors in respect thereof, together with all Contracts (as hereinafter defined) relating to Inventory or Receivables now existing or hereafter arising from time to time;

             (d)  all Documents (as hereinafter defined)
      relating to Inventory or Receivables now existing or hereafter acquired from time to time;

             (e)  all Instruments (as hereinafter
      defined) relating to Inventory or Receivables now existing or hereafter acquired from time to time;
      and

             (f)  all Proceeds (as hereinafter defined)
      of any and all of the foregoing.

            To the extent that items or types of property constituting "Pledged Collateral" under the Original General Security Agreement do not constitute Pledged Collateral hereunder, such items or types of property are released from the Lien of the Original General Security Agreement and are not subject to the Lien hereunder.

            Section 2. Secured Obligations. This Agreement secures, and the Pledged Collateral is collateral security for, the payment and performance in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the filing of a petition in bankruptcy or the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of (i) all Obligations of Pledgor now existing or hereafter arising under or in respect of the Amended and Restated Credit Agreement (including, without limitation, the obligations of Pledgor to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the Obligations contained in the Amended and Restated Credit Agreement) and (ii) without duplication of the amounts described in clause
(i), all



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                                      -4-

obligations of Pledgor now existing or hereafter arising under or in respect of this Agreement, including, without limitation, all charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations contained in this Agreement whether in the regular course of business or otherwise (the obligations described in clauses
(i) and (ii) of this Section 2, collectively, the "Secured Obligations").

            Section 3. No Release. Nothing set forth in this Agreement shall relieve Pledgor from the performance of any term, covenant, condition or agreement on Pledgor's part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any Person under or in respect of any of the Pledged Collateral or shall impose any obligation on Collateral Agent or any Secured Party to perform or observe any such term, covenant, condition or agreement on Pledgor's part to be so performed or observed or shall impose any liability on Collateral Agent or any Secured Party for any act or omission on the part of Pledgor relating thereto or for any breach of any representation or warranty on the part of Pledgor contained in this Agreement, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. The obligations of Pledgor contained in this
Section 3 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement.

            Section 4. Supplements by Collateral Agent. Pledgor hereby authorizes Collateral Agent, without relieving Pledgor of any obligations hereunder, to file financing statements, continuation statements, amendments thereto and other documents, relative to all or any part thereof, without the signature of Pledgor where permitted by law, and Pledgor agrees to do such further acts and things, and to execute and deliver to Collateral Agent such additional assignments, agreements, powers and instruments, as Collateral Agent may deem necessary or appropriate, in order to perfect and preserve the rights and interests granted to Collateral Agent hereunder or to carry into effect the purposes of this Agreement or better to assure and confirm unto Collateral Agent its respective rights, powers and remedies hereunder. All of the foregoing shall be at the sole cost and expense of Pledgor.

            Section 5. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants as follows:


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                                      -5-

            (a) Necessary Filings. Upon filing of UCC-1 financing statements in the appropriate filing offices under the Uniform Commercial Code as enacted in any and all relevant jurisdictions (the "UCC"), the security interest granted to Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and to the Pledged Collateral will constitute a valid and duly perfected security interest in and to the Pledged Collateral, superior and prior to the rights of all other Persons therein and subject to no Liens other than the Liens identified in Schedule A relating to the items of Pledged Collateral identified on such schedule (collectively, "Prior Liens").

            (b) No Liens. Pledgor is as of the date hereof, and, as to Pledged Collateral acquired by it from time to time after the date hereof, Pledgor will be, the owner of all Pledged Collateral free from any Lien or other right, title or interest of any Person other than (i) Prior Liens, (ii) the Lien and security interest created by this Agreement,
      (iii) Liens of the type described in clauses (b), (d) and (g) of the definition of Permitted Encumbrances; provided, however, that with respect to the Liens described in clauses (b) and (d) of the definition of Permitted Encumbrances, Pledgor shall comply with the provisions of subsection 7(d) of this Agreement; and (iv) Liens for taxes, assessments, governmental charges or claims being contested in accordance with the provisions of subsection 7(d) of this Agreement. Pledgor shall defend the Pledged Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to Collateral Agent or any Secured Party.

            (c) Other Financing Statements. There is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral other than financing statements relating to Prior Liens, and so long as any of the Secured Obligations remain unpaid or the Commitments of the Banks to make any Loan or to issue any Letter of Credit shall not have expired or been sooner terminated, Pledgor shall not execute, authorize or permit to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Pledged Collateral, except, in each case, financing statements filed or to be filed in respect of and covering (i) the security interests granted by Pledgor pursuant to this Agreement, (ii) Prior Liens and (iii) Liens of the type described in clause (iii) of subsection 5(b) of this Agreement.

            (d) Chief Executive Office; Records. The chief executive office of Pledgor is located at 809 Gleneagles Court, Baltimore, Maryland 21286. Pledgor shall not move its chief executive office except to such new location as Pledgor may establish in accordance with the last sentence of this subsection 5(d). All tangible evidence of all Receivables and the only original books of account and records of Pledgor relating thereto are, and will continue to be, kept at such chief executive office, or at such new location for such chief executive office as Pledgor may establish in accordance with the last sentence of this subsection 5(d). All Receivables of Pledgor are, and will continue to be, controlled and monitored (including, without limitation, for general accounting purposes) from such chief executive office location shown above, or such new location as Pledgor may establish in accordance with the last sentence of this subsection 5(d). Pledgor shall not establish a new location for its chief executive office nor shall it change its name until (i) it shall have given Collateral Agent not less than thirty (30) days' prior written notice of its intention so to do, clearly describing such new location or name and providing such other information in connection therewith as Collateral Agent or any Secured Party may request and (ii) with respect to such new location or name, Pledgor shall have taken all action satisfactory to Collateral Agent and the Secured Parties to maintain the perfection and priority of the security interest of Collateral Agent for the benefit of the Secured Parties in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

            (e) Location of Inventory. All Inventory held on the date hereof by Pledgor is located at one of the locations shown in Schedule B hereto, except for Inventory in transit in the ordinary course of business to or from one or more of such locations. All Inventory now held or subsequently acquired shall be kept at one of the locations shown in Schedule B hereto, except for Inventory in transit in the ordinary course of business to or from one or more of such locations, or at such new location as Pledgor may establish if (i) it shall have given to Collateral




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                                      -7-

     Agent at least thirty (30) days' prior written notice of its intention so to do, clearly describing such new location and providing such other information in connection therewith as Collateral Agent or any Secured Party may reasonably request and (ii) with respect to such new location, Pledgor shall have taken all action satisfactory to Collateral Agent and the Secured Parties to maintain the perfection and priority of the security interest in the Pledged Collateral intended to be granted hereby, including, without limitation, obtaining waivers of landlord's or warehouseman's liens with respect to such new location, if applicable.

            (f) Authorization, Enforceability. Pledgor has the requisite corporate power, authority and legal right to pledge and grant a security interest in all the Pledged Collateral pursuant to this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.

            (g) No Consents, etc. No consent of any party (including, without limitation, stockholders or creditors of Pledgor or any account debtor under a Receivable) and no consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required (x) for the pledge by Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by Pledgor, or (y) for the exercise by Collateral Agent of the rights provided for in this Agreement or (z) for the exercise by Collateral Agent of the remedies in respect of the Pledged Collateral pursuant to this Agreement.

            (h) Pledged Collateral. All information set forth herein, including the Schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party in connection with this Agreement, in each case, relating to the Pledged Collateral is accurate and complete in all respects.




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                                      -8-

            Section 6.  Special Provisions Concerning Receivables.

            (a) Special Representations and Warranties. As of the time when each of its Receivables arises, Pledgor shall be deemed to have represented and warranted that such Receivable and all records, papers and documents relating thereto (i) are genuine and correct and in all respects what they purport to be, (ii) to the best of Pledgor's knowledge, represent the legal, valid and binding obligation of the account debtor, evidencing indebtedness unpaid and owed by such account debtor, arising out of the performance of labor or services or the sale or lease and delivery of the merchandise listed therein or out of an advance or a loan, (iii) will, in the case of a Receivable, except for the original or duplicate original invoice sent to a purchaser evidencing such purchaser's account, be the only original writings evidencing and embodying such obligation of the account debtor named therein, (iv) constitute and evidence true and valid obligations, enforceable in accordance with their respective terms, not subject to the fulfillment of any contract or condition whatsoever or to any defenses, set-offs or counterclaims except with respect to refunds, returns and allowances in the ordinary course of business, or stamp or other taxes and (v) are in compliance and conform with all applicable federal, state and local laws and applicable laws of any relevant foreign jurisdiction.

            (b) Maintenance of Records. Pledgor shall keep and maintain at its own cost and expense complete records of each Receivable, in a manner consistent with prudent business practice, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and Pledgor shall make the same available to Collateral Agent or any Secured Party for inspection upon prior notice to Pledgor, at such reasonable times as Collateral Agent or any Secured Party may request. Pledgor shall, at Pledgor's sole cost and expense, upon Collateral Agent's demand made at any time after the occurrence of any Event of Default, deliver all tangible evidence of Receivables, including, without limitation, all documents evidencing Receivables and any books and records relating thereto to Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by Pledgor). Upon the occurrence of an Event of Default, Collateral Agent may transfer a full and complete copy of Pledgor's books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use





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                                      -9-

by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or Collateral Agent's security interest therein without the consent of Pledgor.

            (c) Legend. Pledgor shall legend, at the request of Collateral Agent and in form and manner satisfactory to Collateral Agent, the Receivables and other books, records and documents of Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to Collateral Agent for the benefit of the Secured Parties and that Collateral Agent has a security interest therein.

            (d) Modification of Terms, etc. Pledgor shall not rescind or cancel any indebtedness evidenced by any Receivable or modify any term thereof or make any adjustment with respect thereto except in the ordinary course of business consistent with prudent business practice, or extend or renew any such indebtedness except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein without the prior written consent of Collateral Agent. Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connec-tion with the Receivables.

            (e) Collection. Pledgor shall cause to be collected from the account debtor of each of the Receivables, as and when due (including, without limitation, Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that prior to the occurrence of an Event of Default Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with Pledgor's ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including, without limitation, attorneys' fees) of collection, in any case, whether incurred by Pledgor, Collateral Agent or any Secured Party, shall be paid by Pledgor.




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                                     -10-

            (f) Instruments. Pledgor shall deliver to Collateral Agent, within five (5) days after receipt thereof by Pledgor any Instrument evidencing Receivables which is in the principal amount of $500,000 or more. Any Instrument delivered to Collateral Agent pursuant to this subsection 6(f) shall be appropriately endorsed (if applicable) to the order of Collateral Agent, as agent for the Secured Parties, and shall be held by Collateral Agent as further security hereunder.

            (g) Cash Collateral. Upon the occurrence of an Event of Default, if Collateral Agent so directs, Pledgor shall cause all payments on account of the Receivables to be held by Collateral Agent as cash collateral, upon acceleration or otherwise. Without notice to or assent by Pledgor, Collateral Agent may apply any or all amounts then or thereafter held as cash collateral in the manner provided in Section 11. The costs and expenses (including, without limitation, attorneys' fees) of collection, whether incurred by Collateral Agent or any Secured Party, shall be paid by Pledgor.

            Section 7.  Provisions Concerning All Pledged Collateral.

            (a) Protection of Collateral Agent's Security. Pledgor shall not take any action that impairs the rights of Collateral Agent or any Secured Party in the Pledged Collateral. Pledgor shall at all times keep the Inventory insured, at Pledgors' own expense, to Collateral Agent's satisfaction against fire, theft and all other risks to which the Pledged Collateral may be subject, in such amounts and with such deductibles as would be maintained by operators of businesses similar to the business of Pledgor or as Collateral Agent may otherwise reasonably require. Each policy or certificate with respect to such insurance shall be endorsed to Collateral Agent's satisfaction for the benefit of Collateral Agent (including, without limitation, by naming Collateral Agent as an additional named insured and sole loss payee as Collateral Agent may request) and such policy or certificate shall be delivered to Collateral Agent. Each such policy shall state that it cannot be cancelled without thirty (30) days' prior written notice to Collateral Agent. At least thirty (30) days prior to the expiration of any such policy of insurance, Pledgor shall deliver to Collateral Agent an extension or renewal policy or an insurance certificate evidencing renewal or extension of such policy. If Pledgor shall fail to insure such Pledged Collateral to Collateral Agent's satisfaction or if Pledgor shall fail so to endorse and deposit, or extend or




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                                     -11-

renew, all such insurance policies or certificates with respect thereto, Collateral Agent shall have the right (but shall be under no obligation) to advance funds to procure or renew or extend such insurance and Pledgor agrees to reimburse Collateral Agent for all costs and expenses thereof, with interest on all such funds from the date advanced until paid in full at the highest rate then in effect under the Amended and Restated Credit Agreement.

            (b) Insurance Proceeds. So long as no Event of Default shall have occurred, Pledgor shall have the option (i) to apply any proceeds of insurance received by it as Net Cash Proceeds in accordance with Section 3.02(B)(a) of the Amended and Restated Credit Agreement or (ii) to apply the proceeds of such insurance to the repair or replacement of the item or items of Pledged Collateral in respect of which such proceeds were received. In the event that Pledgor elects to apply such proceeds to the repair or replacement of any item of Pledged Collateral pursuant to clause (ii) of the preceding sentence, Pledgor shall upon its receipt of such proceeds from Collateral Agent promptly commence and diligently continue to perform such repair or promptly effect such replacement. Upon the occurrence of an Event of Default, Collateral Agent shall have the option to apply any proceeds of insurance received by Pledgor in respect of the Pledged Collateral toward the payment of the Secured Obligations in accordance with Section 11 hereof or to continue to hold such proceeds as additional collateral to secure the performance by Pledgor of the Secured Obligations.

            (c) Payment of Taxes; Claims. Pledgor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Pledged Collateral. Notwithstanding the foregoing, Pledgor may at its own expense contest the amount or applicability of any of the obligations described in the preceding sentence by appropriate legal or administrative proceedings, prosecution of which operates to prevent the collection thereof and the sale or forfeiture of the Pledged Collateral or any part thereof to satisfy the same; provided, however, that in connection with such contest, Pledgor shall (a) have made provision for the payment of such contested amount on Pledgor's books if and to the extent required by generally accepted accounting principles and (b) at the option and upon the request of Collateral Agent, have deposited with Collateral Agent a sum sufficient to pay





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                                     -12-

and discharge such obligation and Collateral Agent's estimate of all interest and penalties related thereto.

            (d) Further Actions. Pledgor shall, at its sole cost and expense, make, execute, endorse, acknowledge, file or refile and/or deliver to Collateral Agent from time to time such lists, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Pledged Collateral and other property or rights covered by the security interest hereby granted, which Collateral Agent reasonably deems necessary or appropriate to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral and to perfect, preserve or protect the security interest in the Pledged Collateral created and granted by this Agreement.

            (e) Financing Statements. Pledgor shall sign and deliver to Collateral Agent such financing and continuation statements, in form acceptable to Collateral Agent, as may from time to time be required to continue and maintain a valid, enforceable, first priority security interest in the Pledged Collateral as provided herein and the other rights, as against third parties, provided hereby, all in accordance with the UCC or any other relevant law. Pledgor shall pay any applicable filing fees and other expenses related to the filing of such financing and continuation statements. Pledgor authorizes Collateral Agent to file any such financing or continuation statements without the signature of Pledgor where permitted by law.

            (f) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of the Inventory, Pledgor shall not permit such warehouse receipt or receipt in the nature thereof to be "negotiable" (as such term is used in Section 7-104 of the UCC or under other relevant law).

            Section 8. Transfers and Other Liens. Pledgor shall not (i) sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral other than Inventory in the ordinary course of business except as permitted by the Amended and Restated Credit Agreement or
(ii) create or permit to exist any Lien upon or with respect to any




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                                     -13-

of the Pledged Collateral other than (i) Prior Liens, (ii) the Lien and security interest granted to Collateral Agent under this Agreement and (iii) Liens of the type described in clauses (iii) and (iv) of subsection 5(b) of this Agreement.

            Section 9. Reasonable Care. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which Collateral Agent, in its individual capacity, accords its own property, it being understood that Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any Person with respect to any Pledged Collateral.

            Section 10. Remedies Upon Default; Obtaining the Pledged Collateral Upon Event of Default. (a) If an Event of Default shall have occurred, then and in every such case, Collateral Agent may:

            (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from Pledgor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon Pledgor's premises where any of the Pledged Collateral is located and remove such Pledged Collateral and use in connection with such removal any and all services, supplies, aids and other facilities of Pledgor.

           (ii) Instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Receivables and Contracts) constituting the Pledged Collateral to make any payment required by the terms of such instrument or agreement directly to Collateral Agent; provided, however, that in the event that any such payments are made directly to Pledgor, prior to receipt by any such obligor of such instruction, Pledgor shall segregate all amounts received pursuant thereto in a separate account and pay the same promptly to Collateral Agent.

          (iii) Sell, assign or otherwise liquidate, or direct Pledgor to sell, assign or otherwise liquidate, any or all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment or liquidation.



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                                     -14-

           (iv) Take possession of the Pledged Collateral or any part thereof, by directing Pledgor in writing to deliver the same to Collateral Agent at any place or places so designated by Collateral Agent, in which event Pledgor shall at its own expense: (a) forthwith cause the same to be moved to the place or places designated by Collateral Agent and there delivered to Collateral Agent; (b) store and keep any Pledged Collateral so delivered to Collateral Agent at such place or places pending further action by Collateral Agent; and (c) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Pledgor's obligation to deliver the Pledged Collateral is of the essence of this Agreement. Upon application to a court of equity having jurisdiction, Collateral Agent shall be entitled to a decree requiring specific performance by Pledgor of such obligation.

            (b)  Remedies; Disposition of the Pledged Collateral.

            (i) Upon the occurrence of an Event of Default, Collateral Agent may from time to time exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC, and Collateral Agent may also in its sole discretion, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Collateral Agent may deem commercially reasonable. Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person as a credit on account of the purchase price of any Pledged Collateral payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives, to the fullest extent permitted by law, any claims against Collateral Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.

           (ii) Pledgor acknowledges and agrees that, to the extent notice of sale shall be required by law, ten (10) days' notice to Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

            (c) Waiver of Claims. Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with Collateral Agent's taking possession or Collateral Agent's disposition of any of the Pledged Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which Pledgor would otherwise have under law, and Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession; (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of Collateral Agent's rights hereunder; and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against Pledgor and against any and all Persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under Pledgor.

            (d) Certain Sales of Pledged Collateral. Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any foreign Governmental Authority, Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such foreign Governmental Authority. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner.

            Section 11. Application of Proceeds. The proceeds received by Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by Collateral Agent of its remedies as a secured creditor as provided in Section 10 hereof shall be applied, together with any other sums then held by Collateral Agent pursuant to this Agreement, promptly by Collateral Agent as follows:

            First, to the payment of all costs and expenses, fees, commissions and taxes of such sale, collection or other realization, including, without limitation, compensation to Collateral Agent and its agents and counsel, and all expenses, liabilities and advances made or incurred by Collateral Agent in connection therewith, together with interest on each such amount at the highest rate then in effect under the Amended and Restated Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            Second, to the payment of all other costs and expenses of such sale, collection or other realization, including, without limitation, compensation to the Banks and their agents and counsel and all costs, liabilities and indebtedness made or incurred by the Banks in connection therewith, together with interest on each such amount at the highest rate then in effect under the Amended and

      Restated Credit Agreement from and after the date such amount is due, owing or unpaid until paid in full;

            Third, without duplication of amounts applied pursuant to clauses First and Second above, to the indefeasible payment in full in cash of the Secured Obligations in accordance with the terms of the Amended and Restated Credit Agreement; and

            Fourth, the balance, if any, to the Person lawfully entitled thereto (including Pledgor or its successors or assigns).

            Section 12. Expenses. Pledgor will upon demand pay to Collateral Agent the amount of any and all reasonable expenses, including the fees and expenses of its counsel and the reasonable fees and expenses of any experts and agents which Collateral Agent may incur in connection with (i) the collection of the Secured Obligations, (ii) the enforcement and administration of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (iv) the exercise or enforcement of any of the rights of Collateral Agent or any Secured Party hereunder or (v) the failure by Pledgor to perform or observe any of the provisions hereof. All amounts payable by Pledgor under this Section 12 shall be due upon demand and shall be part of the Secured Obligations. Pledgor's obligations under this Section shall survive the termination of this Agreement and the discharge of Pledgor's other obligations hereunder.

            Section 13.  No Waiver; Cumulative Remedies.

            (a) No failure on the part of Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by law.

            (b) In the event Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to Collateral Agent, then and in every such case, Pledgor, Collateral Agent and each holder of any of the Secured Obligations shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies and powers of Collateral Agent and the Secured Parties shall continue as if no such proceeding had been instituted.

            Section 14. Collateral Agent. Collateral Agent has been appointed as collateral agent pursuant to the Amended and Restated Credit Agreement. The actions of Collateral Agent hereunder are subject to the provisions of the Amended and Restated Credit Agreement. Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release or substitution of Pledged Collateral), in accordance with this Agreement and the Amended and Restated Credit Agreement. Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Amended and Restated Credit Agreement. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Collateral Agent.

            Section 15. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If Pledgor shall fail to do any act or thing that it has covenanted to do hereunder or if any warranty on the part of Pledgor contained herein shall be breached, Collateral Agent or any Secured Party may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose. Any and all amounts so expended by Collateral Agent or such Secured Party shall be paid by Pledgor promptly upon demand therefor, with interest at the highest rate then in effect under the Amended and Restated Credit Agreement during the period from and including the date on which such funds were so expended to the date of repayment. Pledgor's obligations under this Section 15 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, the Amended and Restated Credit Agreement, any Interest Rate Agreement and the other Credit Documents. Pledgor hereby appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, or otherwise, from time to time in Collateral Agent's discretion to take any action and to execute any instrument consistent with the terms of this Agreement and the other Credit Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term of this Agreement. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

            Section 16.  Indemnity.

            (a) Indemnity. Pledgor agrees to indemnify, pay and hold harmless the Collateral Agent and each of the Secured Parties and the officers, directors, employees, agents and affiliates of the Collateral Agent and each of the Secured Parties (collectively called the "Indemnitees") from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs (including, without limitation, settlement costs), reasonable expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement, any Interest Rate Agreement or any other Credit Document (including, without limitation, any misrepresentation by Pledgor in this Agreement, any Interest Rate Agreement or any other Credit Document) (the "Indemnified Liabilities"); provided, however, that Pledgor shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Pledgor shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

            (b)  Survival.  The obligations of Pledgor contained in this
Section 16 shall survive the termination of this Agreement and the discharge of Pledgor's other obligations under this Agreement, any Interest Rate Agreement and under the other Credit Documents.

            (c) Reimbursement. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Pledged Collateral.

            Section 17. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Amended and Restated Credit Agreement and unless in writing and signed by Collateral Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by Pledgor from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other Credit Document, no notice to or demand on Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances.

            Section 18. Termination; Release. When all the Secured Obligations have been paid in full and the Commitments of the Banks to make any Loan or to issue any Letter of Credit under the Amended and Restated Credit Agreement shall have expired or been sooner terminated, this Agreement shall terminate. Upon termination of this Agreement or any release of Pledged Collateral in accordance with the provisions of the Amended and Restated Credit Agreement, Collateral Agent shall, upon the request and at the sole cost and expense of Pledgor, forthwith assign, transfer and deliver to Pledgor, against receipt and without recourse to or warranty by Collateral Agent, such of the Pledged Collateral to be released (in the case of a release) as may be in possession of Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper instruments (including UCC termination statements on Form UCC-3) acknowledging the termination of this Agreement or the release of such Pledged Collateral, as the case may be.

            Section 19. Definitions. The following terms shall have the following meanings. All such definitions shall be equally applicable to the singular and plural forms of the terms defined.

            "Documents" shall have the meaning assigned to that term under the UCC.

            "Instrument" shall have the meaning assigned that term under the UCC.

            "Inventory" shall mean, all "inventory", as such term is defined in the UCC, and, in any event, shall include, without limitation, wherever located, and whether now existing or hereafter acquired, all raw materials, work in process, returned goods, finished goods, samples and consigned goods to the extent of the consignee's interest therein, materials and supplies of any kind or nature which are or might be used in connection with the manufacture, printing, publication, packing, shipping, advertising, selling or finishing of any such goods, and all other products, goods, materials and supplies.

            "Proceeds" shall mean all "proceeds", as such term is defined in the UCC, and, in any event, shall include, without limitation, any and all (i) proceeds of any insurance (except payments made to a Person which is not a party to this Agreement), indemnity, warranty or guaranty payable to Collateral Agent or to Pledgor from time to time with respect to any of the Pledged Collateral, (ii) payments (in any form whatsoever) made or due and payable to Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Pledged Collateral by any Governmental Authority (or any person acting on behalf of a Governmental Authority), (iii) instruments representing obligations to pay amounts in respect of Inventory or Receivables, (iv) products of the Pledged Collateral and (v) other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral.

            "Receivables" shall mean all of Pledgor's rights to payment for goods sold or leased or services performed by Pledgor or any other party, whether now in existence or arising from time to time hereafter, including any "account", as such term is defined in the UCC, and all rights evidenced by an account, contract, security agreement, chattel paper, or other evidence of indebtedness or security together with (i) all security pledged, assigned, hypothecated or granted to or held by Pledgor to secure the foregoing, (ii) general intangibles arising out of Pledgor's rights in any goods, the sale of which gave rise thereto, (iii) all guarantees, endorsements and indemnifications on, or of, any of the foregoing,
(iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith and (v) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers.

            Section 20. Notices. Unless otherwise provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to Pledgor, at Wells Aluminum Corporation, 809 Gleneagles Court, Suite 300, Towson, Maryland 21286,
Attention: Chief Financial Officer, with a copy to: Kramer, Levin, Naftalis, Nessin, Kamin & Frankel, 919 Third Avenue, New York, New York 10022, Attention:
Michael S. Nelson , if to Collateral Agent, at Banque Indosuez, New York Branch, 1211 Avenue of the Americas, 7th Floor, New York, New York 10036,
Attention: R. Haynes Chidsey or, at such other address as shall be designated by either party in a written notice to the other party complying as to delivery with the terms of this Section 20. All such notices and communications shall, when mailed, telegraphed, telecopied, or cabled or sent by overnight courier, be effective two days after being deposited in the mails, when delivered to the telegraph company, cable company or overnight courier, as the case may be, or when sent by telex or telecopier, except that notices and communications to Pledgee shall not be effective until received by Pledgee.

            Section 21. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon Pledgor, its successors and assigns and (ii) inure, together with the rights and remedies of Collateral Agent hereunder, to the benefit of Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns; no other Persons (including, without limitation, any other creditor of Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Bank may assign or otherwise transfer any indebtedness held by it secured by this

Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Bank, herein or otherwise, subject however, to the provisions of the Amended and Restated Credit Agreement and any applicable Interest Rate Agreement.

            Section 22. GOVERNING LAW; TERMS. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PROPERTY ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            Section 23. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. PLEDGOR DESIGNATES AND APPOINTS MICHAEL S. NELSON, ESQ., c/o KRAMER, LEVIN, NAFTALIS, NESSEN, KAMEN & FRANKEL, 919 THIRD AVENUE, NEW YORK, NEW YORK 10022 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY PLEDGOR IRREVOCABLY AGREEING IN WRITING TO SO SERVE, AS ITS AGENT TO RECEIVE ON ITS BEHALF, SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY PLEDGOR TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO PLEDGOR AT ITS ADDRESS PROVIDED FOR IN SECTION 20 HEREOF EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY PLEDGOR REFUSES TO ACCEPT SERVICE, PLEDGOR HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST PLEDGOR IN THE COURTS OF ANY OTHER JURISDICTION.

            Section 24. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

            Section 25. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

            Section 26. Headings. The Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

            Section 27. Obligations Absolute. All obligations of Pledgor hereunder shall be absolute and unconditional irrespective of:

            (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of either of Pledgor or any other Credit Party;

           (ii) any lack of validity or enforceability of the Amended and Restated Credit Agreement, any Interest Rate Agreement, any Letter of Credit or any other Credit Document, or any other agreement or instrument relating thereto;

          (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Amended and Restated Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto;

           (iv) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

            (v) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect of this Agreement, except as specifically set forth in a waiver granted pursuant to the provisions of Section 17 hereof; or

           (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Pledgor.

            Section 28. Collateral Agent's Right to Sever Indebtedness. (a) Pledgor acknowledges that (i) the Pledged Collateral does not constitute the sole source of security for the payment and performance of the Secured Obligations and that the Secured Obligations are also secured by other types of property of Pledgor and its Affiliates in other jurisdictions (all such property, collectively, the "Collateral"), (ii) the number of such jurisdictions and the nature of the transaction of which this instrument is a part are such that it would have been impracticable for the parties to allocate to each item of Collateral a specific loan amount and to execute in respect of such item a separate credit agreement and (iii) Pledgor intends that Collateral Agent have the same rights with respect to the Pledged Collateral, in any judicial proceeding relating to the exercise of any right or remedy hereunder or otherwise, that Collateral Agent would have had if each item of Collateral had been pledged or encumbered pursuant to a separate credit agreement and security instrument. In furtherance of such intent, Pledgor agrees to the greatest extent permitted by law that Collateral Agent may at any time by notice (an "Allocation Notice") to Pledgor allocate a portion of the Secured Obligations (the "Allocated Indebtedness") to all or a specified portion of the Pledged Collateral and sever from the remaining Secured Obligations the Allocated Indebtedness. From and after the giving of an Allocation Notice with respect to any of the Pledged Collateral, the Secured Obligations hereunder shall be limited to the extent set forth in the Allocation Notice and (as so limited) shall, for all purposes, be construed as a separate credit obligation of Pledgor unrelated to the other transactions contemplated by the Amended and Restated Credit Agreement, any Interest Rate Agreement, any other Credit Document or any document related to any thereof. To the extent that the proceeds of any judicial proceeding relating to the exercise of any right or remedy hereunder of the Pledged Collateral shall exceed the Allocated Indebtedness, such proceeds shall belong to Pledgor and shall not be available hereunder to satisfy any Secured Obligations of Pledgor other than the Allocated Indebtedness. In any action or proceeding to exercise any right or remedy under this Agreement which is commenced after the giving by Collateral Agent of an Allocation Notice, the Allocation Notice shall be conclusive proof of the limits of the Secured Obligations hereby secured, and Pledgor may introduce, by way of defense or counterclaim, evidence thereof in any such action or proceeding. Notwithstanding any provision of this Section 28, the proceeds received by Collateral Agent pursuant to this Agreement shall be applied by Collateral Agent in accordance with the provisions of Section 11 hereof.

            (b) Pledgor hereby waives to the greatest extent permitted under law the right to a discharge of any of the Secured Obligations under any statute or rule of law now or hereafter in effect which provides that the exercise of any particular right or remedy as provided for herein (by judicial proceedings or otherwise) constitutes the exclusive means for satisfaction of the Secured Obligations or which makes unavailable any further judgment or any other right or remedy provided for herein because Collateral Agent elected to proceed with the exercise of such initial right or remedy or because of any failure by Collateral Agent to comply with laws that prescribe conditions to the entitlement to such subsequent judgment or the availability of such subsequent right or remedy. In the event that, notwithstanding the foregoing waiver, any court shall for any reason hold that such subsequent judgment or action is not available to Collateral Agent, Pledgor shall not (i) introduce in any other jurisdiction any judgment so holding as a defense to enforcement against Pledgor of any remedy in the Amended and Restated Credit Agreement, any Interest Rate Agreement or any other Credit Document or (ii) seek to have such judgment recognized or entered in any other jurisdiction, and any such judgment shall in all events be limited in application only to the state or jurisdiction where rendered and only with respect to the collateral referred to in such judgment.

            (c) In the event any instrument in addition to the Allocation Notice is necessary to effectuate the provisions of this Section 28, including, without limitation, any amendment to this Agreement, any substitute promissory note or affidavit or certificate of any kind, Collateral Agent may execute and deliver such instrument as the attorney-in-fact of Pledgor. Such power of attorney is coupled with an interest and is irrevocable.

            (d) Notwithstanding anything set forth herein to the contrary, the provisions of this Section 28 shall be effective only to the maximum extent permitted by law.

            Section 29.  Future Advances.  This Agreement shall
secure the payment of any amounts advanced from time to time pursuant to the Amended and Restated Credit Agreement.

            IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                              WELLS ALUMINUM CORPORATION,
                                   as Pledgor


                              By: /s/
                                  ____________________________
                                  Name:
                                  Title:


                              CREDIT AGRICOLE INDOSUEZ,
                                as Collateral Agent



                              By: /s/
                                  ____________________________
                                  Name:
                                  Title:


                              By: /s/
                                  ____________________________
                                  Name:
                                  Title: